Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES NET INCOME OF $20.0 MILLION FOR THE THIRD QUARTER OF 2016; DECLARES CASH DIVIDEND

NORWICH, NY (October 24, 2016) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the three months ended September 30, 2016 was $20.0 million, up from $19.9 million for the second quarter of 2016 and the third quarter of 2015.  Diluted earnings per share for the three months ended September 30, 2016 was $0.46, as compared with $0.46 for the prior quarter and $0.45 for the third quarter of 2015.

Net income for the nine months ended September 30, 2016 was $58.8 million, up from $57.3 million for the same period last year.  Diluted earnings per share for the nine months ended September 30, 2016 was $1.35, as compared with $1.29 for the same period in 2015.

Third Quarter 2016 Highlights:

•	Year to date loan growth was 6.3% (annualized)

•	Average demand deposits for the nine months ended September 30, 2016 were up 10.3% from the same period in 2015

"Our performance through the third quarter of 2016 remained strong," said NBT Chairman, President and CEO Martin Dietrich. "We continue to focus on the fundamentals of banking, providing our customers with products and services that meet their needs in a responsible manner.  We continue to experience good growth across all our major markets, with our New England franchise showing the strongest growth.  We also expanded our financial services offerings in August with the acquisition of Actuarial Designs & Solutions, Inc. (“ADS”) a retirement plan services company in Scarborough, Maine; this addition also enhances our growing presence in New England."

Net interest income was $66.7 million for the third quarter of 2016, up $0.9 million, or 1.3%, from the previous quarter and up $2.4 million, or 3.8%, from the third quarter of 2015.  Fully taxable equivalent (“FTE”) net interest margin was 3.40% for the three months ended September 30, 2016, down from 3.44% for the previous quarter and down from 3.48% for the third quarter of 2015.  Average interest earning assets were up $120.4 million, or 1.5%, for the third quarter of 2016 as compared to the prior quarter and up $499.7 million, or 6.7%, from the same period in 2015.  The increases from the second quarter of 2016 and the third quarter of 2015 were driven primarily by loan production. Annualized loan growth of 8.0% during the third quarter of 2016 was driven by growth in the commercial loan portfolio.  Yields on earning assets decreased by 4 basis points (“bps”) from 3.73% during the second quarter of 2016 to 3.69% for the third quarter of 2016.  Average interest bearing liabilities increased $17.8 million, or 0.3%, from the second quarter of 2016 to the third quarter of 2016, which was driven by a $126.7 million, or 26.2%, increase in short-term borrowings, partially offset by a 2.0% decrease in interest bearing deposits as a result of normal seasonal deposit flows.  The rate paid on interest bearing liabilities of 0.42% during the third quarter of 2016 increased 1 bp from the second quarter of 2016 and increased by 2 bps from the 0.40% paid during the third quarter of 2015 due primarily to an increase in borrowing costs.

Net interest income was $197.0 million for the nine months ended September 30, 2016, up $7.9 million, or 4.2%, from the same period in 2015.  FTE net interest margin was 3.44% for the nine months ended September 30, 2016, down from 3.53% for the nine months ended September 30, 2015.  Average interest earning assets were up $507.0 million, or 7.0%, for the nine months ended September 30, 2016 as compared to the same period in 2015.  This increase from last year was driven primarily by 6.3% annualized loan growth during the first nine months of 2016.  The increase in average interest earning assets was partly offset by a decrease in yields on earning assets from 3.81% during the first nine months of 2015 to 3.73% for the first nine months of 2016.  The decreasing earning asset yield was driven by an 8 bp decrease in loan yields from the first nine months of 2015 to the first nine months of 2016.  Average interest bearing liabilities increased $325.7 million, or 6.3%, from the nine months ended September 30, 2015 to the nine months ended September 30, 2016.  Total average deposits increased $375.4 million, or 5.9%, for the nine months ended September 30, 2016 as compared to the same period last year driven primarily by growth in non-interest bearing demand deposits of $187.5 million, or 10.3%, combined with a $187.9 million, or 4.1%, increase in interest bearing deposits due to growth in money market deposit accounts, NOW accounts and savings accounts.  In addition, average short-term borrowings increased $146.6 million, or 42.8%, for the nine months ended September 30, 2016 as compared to the same period last year. The rates paid on interest bearing liabilities increased by 1 bp for the nine months ended September 30, 2016 to 0.41% as compared to the 0.40% paid in the same period in 2015.  This increase resulted primarily from slightly higher rates paid on short-term borrowings and a change in the mix of interest bearing deposits.

Noninterest income for the three months ended September 30, 2016 was $29.6 million, unchanged from the prior quarter and down $1.6 million, or 5.2%, from the third quarter of 2015.  The decrease from the third quarter of 2015 was driven primarily by a decrease in other noninterest income due to the contingent gain of $4.2 million recognized in the third quarter of 2015 from the 2014 sale of Springstone LLC (“Springstone”).  This decrease was offset by increases in retirement plan administration fees, other noninterest income, ATM and debit card fees and insurance revenue.  Retirement plan administration fees were up $0.9 million, or 27.1%, for the third quarter of 2016 as compared to the third quarter of 2015 due primarily to the 2015 fourth quarter acquisition of Third Party Administrators, Inc. (“TPA, Inc.”) and the 2016 third quarter asset acquisition of ADS.  Other noninterest income was up $0.8 million, or 24.7%, primarily due to higher swap fee income in 2016 than in 2015.

Noninterest income for the nine months ended September 30, 2016 was $87.6 million, up $1.6 million, or 1.9%, from the same period last year.  The increase from the prior year was driven primarily by increases in other noninterest income, retirement plan administration fees, ATM and debit card fees and insurance revenue. Other noninterest income was up $2.6 million, or 26.7%, for the first nine months of 2016 as compared to the first nine months of 2015 due primarily to an increase in fee income from customer interest rate swaps, an increase in mortgage banking income and a $0.8 million gain on the sale of equity investments for compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act.  Retirement plan administration fees were up $1.9 million, or 19.2%, for the first nine months of 2016 as compared to the same period in 2015 due primarily to the 2015 fourth quarter acquisition of TPA, Inc.  ATM and debit card fees were up $0.9 million, or 6.4%, for the first nine months of 2016 as compared to the same period last year due primarily to increases in debit card activity and the number of accounts.  The increases were offset by the above mentioned $4.2 million Springstone gain in 2015.

Noninterest expense for the three months ended September 30, 2016 was $59.6 million, down $0.8 million or 1.4%, from the prior quarter and down $0.3 million, or 0.5%, from the third quarter of 2015.  The decrease from the prior quarter was due primarily to a decrease of $0.6 million, or 10.2% in other operating expenses. Salaries and employee benefits increased $2.6 million, or 8.5%, from the third quarter of 2015 to the third quarter of 2016 due primarily to the above mentioned TPA acquisition and higher incentive compensation in 2016 as compared to 2015.  The increase was offset by a $3.1 million, or 36.9%, decrease in other operating expenses in the third quarter of 2016 as compared to the third quarter of 2015 primarily due to a reduction in reorganization expenses incurred during the third quarter of 2015.  Income tax expense for the three month period ended September 30, 2016 was $10.3 million, consistent with the prior quarter and down $0.5 million, or 4.6%, from the third quarter of 2015.  The effective tax rate of 34.0% for the third quarter of 2016 was consistent with the prior quarter and down from 35.2% for the third quarter of 2015.

Noninterest expense for the nine months ended September 30, 2016 was $178.3 million, up $2.7 million, or 1.6%, from the same period in 2015.  The increase is due primarily to a rise in salaries and benefits expense of $6.9 million, or 7.6%.  This rise in salaries and medical insurance costs offset by lower pension credit and contract termination costs drove the increase in noninterest expense.  Other noninterest expense decreased by $3.5 million, or 18.4%, primarily due to reorganization expenses incurred during the third quarter of 2015.  Income tax expense for the nine month period ended September 30, 2016 was $30.3 million, up $0.5 million, or 1.8%, from the nine month period ended September 30, 2015.  The effective tax rate was 34.0% for the first nine months of 2016 down from 34.2% for the first nine months of 2015.

Asset Quality

Net charge-offs were $5.3 million for the three months ended September 30, 2016, up from $4.5 million for the prior quarter and up slightly from $5.1 million for the third quarter of 2015.  Provision expense was $6.4 million for the three months ended September 30, 2016, as compared with $4.8 million for the prior quarter and $5.0 million for the third quarter of 2015; the increases in provision expense were primarily due to loan growth.  Annualized net charge-offs to average loans for the third quarter of 2016 was 0.35%, compared with 0.30% for the second quarter of 2016 and 0.35% for the third quarter of 2015. Annualized net charge-offs to average loans for the first nine months of 2016 was 0.33%, consistent with the same period of 2015 and down from 0.38% for the year ended December 31, 2015.

Nonperforming loans to total loans was 0.73% at September 30, 2016, up 9 bps from December 31, 2015 and down 6 bps from September 30, 2015.  Past due loans as a percentage of total loans were 0.57% at September 30, 2016, as compared to 0.62% at December 31, 2015 and 0.63% as of September 30, 2015.

The allowance for loan losses totaled $65.7 million at September 30, 2016, compared to $63.0 million at December 31, 2015 and $64.9 million at September 30, 2015.  The allowance for loan losses as a percentage of loans was 1.07% (1.15% excluding acquired loans with no related allowance recorded) at September 30, 2016, compared to 1.07% (1.18% excluding acquired loans with no related allowance recorded) at December 31, 2015 and 1.10% (1.21% excluding acquired loans with no related allowance recorded) at September 30, 2015.  The decrease in the allowance for loan losses as a percentage of loans from the prior year was due primarily to continued positive trends in asset quality metrics of the originated loan portfolio.

Balance Sheet

Total assets were $8.8 billion at September 30, 2016, up $510.4 million, or 6.2%, from December 31, 2015.  Net loans were $6.1 billion at September 30, 2016, up $274.4 million, or 4.7%, from December 31, 2015.  Total deposits were $6.9 billion at September 30, 2016, up $344.4 million, or 5.2%, from December 31, 2015.  Stockholders’ equity was $909.3 million, representing a total equity-to-total assets ratio of 10.37% at September 30, 2016, compared with $882.0 million or a total equity-to-total assets ratio of 10.67% at December 31, 2015.

Stock Repurchase Program

The Company purchased 675,535 shares of its common stock during the nine months ended September 30, 2016 at an average price of $25.45 per share under a previously announced plan.  As of September 30, 2016, there were 277,313 shares available for repurchase under this plan, which expires on December 31, 2016.  On March 28, 2016, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares of its outstanding common stock.  This plan expires on December 31, 2017.

Dividend

The NBT Board of Directors approved a 2016 fourth-quarter cash dividend of $0.23 per share at a meeting held today.  The dividend will be paid on December 15, 2016 to shareholders of record as of December 1, 2016.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $8.8 billion at September 30, 2016.  The company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies.  NBT Bank, N.A. has 154 banking locations with offices in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine.  EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm.  NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made.  There are a number of factors, many of which are beyond NBT’s control that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made.  Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a fully taxable equivalent yield on securities and loans.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry.  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2016			2015
Profitability:	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Diluted Earnings Per Share	$0.46	$0.46	$0.43	$0.43	$0.45
Weighted Average Diluted Common Shares Outstanding	43,562,489	43,453,674	43,707,489	44,072,049	44,262,426
Return on Average Assets (1)	0.92%	0.94%	0.92%	0.93%	0.97%
Return on Average Equity (1)	8.80%	9.00%	8.63%	8.58%	8.97%
Return on Average Tangible Common Equity (1)(3)	13.16%	13.54%	13.17%	13.04%	13.66%
Net Interest Margin (1)(2)	3.40%	3.44%	3.47%	3.42%	3.48%

	9 Months ended September 30,
Profitability:	2016	2015
Diluted Earnings Per Share	$1.35	$1.29
Weighted Average Diluted Common Shares Outstanding	43,579,161	44,467,881
Return on Average Assets (1)	0.92%	0.96%
Return on Average Equity (1)	8.81%	8.75%
Return on Average Tangible Common Equity (1)(4)	13.29%	13.41%
Net Interest Margin (1)(2)	3.44%	3.53%

(1)	Annualized
(2)	Calculated on a Fully Taxable Equivalent ("FTE") basis
(3)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2016			2015
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net Income	$20,001	$19,909	$18,891	$19,127	$19,851
Amortization of intangible assets (net of tax)	582	567	670	750	712
	$20,583	$20,476	$19,561	$19,877	$20,563

Average stockholders' equity	$904,445	$890,053	$880,311	$884,743	$878,305
Less: average goodwill and other intangibles	282,307	281,709	282,751	279,904	281,048
Average tangible common equity	$622,138	$608,344	$597,560	$604,839	$597,257

(4)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	9 Months ended September 30,
	2016	2015
Net Income	$58,801	$57,298
Amortization of intangible assets (net of tax)	1,818	2,221
	$60,619	$59,519

Average stockholders' equity	$891,650	$875,874
Less: average goodwill and other intangibles	282,255	282,267
Average tangible common equity	$609,395	$593,607

Note: Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2016			2015
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance Sheet Data:
Securities Available for Sale	$1,288,899	$1,271,596	$1,259,874	$1,174,544	$1,058,397
Securities Held to Maturity	485,877	500,840	466,914	471,031	470,758
Net Loans	6,094,517	5,974,825	5,903,491	5,820,115	5,806,129
Total Assets	8,773,024	8,624,780	8,472,964	8,262,646	8,178,976
Total Deposits	6,949,238	6,740,416	6,905,042	6,604,843	6,600,627
Total Borrowings	800,367	877,926	579,441	674,124	594,163
Total Liabilities	7,863,675	7,728,427	7,591,237	7,380,642	7,302,760
Stockholders' Equity	909,349	896,353	881,727	882,004	876,216

Asset Quality:
Nonaccrual Loans	$40,716	$37,397	$38,944	$33,744	$42,524
90 Days Past Due and Still Accruing	4,444	1,613	2,185	3,662	3,790
Total Nonperforming Loans	45,160	39,010	41,129	37,406	46,314
Other Real Estate Owned	2,501	2,211	2,716	4,666	4,855
Total Nonperforming Assets	47,661	41,221	43,845	42,072	51,169
Allowance for Loan Losses	65,668	64,568	64,318	63,018	64,859

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.07%	1.07%	1.08%	1.07%	1.10%
Total Nonperforming Loans to Total Loans	0.73%	0.65%	0.69%	0.64%	0.79%
Total Nonperforming Assets to Total Assets	0.54%	0.48%	0.52%	0.51%	0.63%
Allowance for Loan Losses to Total Nonperforming Loans	145.41%	165.52%	156.38%	168.47%	140.04%
Past Due Loans to Total Loans	0.57%	0.60%	0.50%	0.62%	0.63%
Net Charge-Offs to Average Loans (1)	0.35%	0.30%	0.33%	0.51%	0.35%

Asset Quality Ratios (Originated) (2):
Allowance for Loan Losses to Loans	1.15%	1.16%	1.18%	1.18%	1.21%
Nonperforming Loans to Loans	0.68%	0.62%	0.67%	0.61%	0.63%
Allowance for Loan Losses to Nonperforming Loans	168.52%	186.71%	175.40%	193.00%	192.49%
Past Due Loans to Loans	0.56%	0.61%	0.51%	0.64%	0.67%

Capital:
Equity to Assets	10.37%	10.39%	10.41%	10.67%	10.71%
Book Value Per Share	$21.08	$20.85	$20.57	$20.31	$20.29
Tangible Book Value Per Share (3)	$14.57	$14.31	$13.99	$13.79	$13.80
Tier 1 Leverage Ratio	9.05%	9.03%	9.15%	9.44%	9.34%
Common Equity Tier 1 Capital Ratio	9.84%	9.83%	9.79%	10.20%	10.04%
Tier 1 Capital Ratio	11.28%	11.29%	11.28%	11.73%	11.57%
Total Risk-Based Capital Ratio	12.27%	12.29%	12.29%	12.74%	12.62%
Common Stock Price (End of Period)	$32.87	$28.63	$26.95	$27.88	$26.94

(1)	Annualized
(2)	Non-GAAP measure - Excludes acquired loans
(3)	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(unaudited, dollars in thousands)

ASSETS	September 30, 2016	December 31, 2015
Cash and due from banks	$167,138	$130,593
Short term interest bearing accounts	21,299	9,704
Securities available for sale, at fair value	1,288,899	1,174,544
Securities held to maturity (fair value of $495,596 and $473,140 at September 30, 2016 and December 31, 2015, respectively)	485,877	471,031
Trading securities	8,852	8,377
Federal Reserve and Federal Home Loan Bank stock	42,318	36,673
Loans	6,160,185	5,883,133
Less allowance for loan losses	65,668	63,018
Net loans	6,094,517	5,820,115
Premises and equipment, net	84,153	88,826
Goodwill	264,689	265,957
Intangible assets, net	15,899	17,265
Bank owned life insurance	164,464	117,044
Other assets	134,919	122,517
TOTAL ASSETS	$8,773,024	$8,262,646

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$2,146,229	$1,998,165
Savings, NOW, and money market	3,921,922	3,697,851
Time	881,087	908,827
Total deposits	6,949,238	6,604,843
Short-term borrowings	585,027	442,481
Long-term debt	114,144	130,447
Junior subordinated debt	101,196	101,196
Other liabilities	114,070	101,675
Total liabilities	7,863,675	7,380,642

Total stockholders' equity	909,349	882,004

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,773,024	$8,262,646

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Interest, fee and dividend income:
Loans	$63,414	$61,656	$187,093	$181,047
Securities available for sale	6,013	5,125	17,976	15,214
Securities held to maturity	2,544	2,318	7,328	6,916
Other	538	401	1,441	1,276
Total interest, fee and dividend income	72,509	69,500	213,838	204,453
Interest expense:
Deposits	3,607	3,554	10,809	10,644
Short-term borrowings	761	296	1,668	561
Long-term debt	819	845	2,425	2,507
Junior subordinated debt	660	560	1,920	1,645
Total interest expense	5,847	5,255	16,822	15,357
Net interest income	66,662	64,245	197,016	189,096
Provision for loan losses	6,388	4,966	17,266	12,506
Net interest income after provision for loan losses	60,274	59,279	179,750	176,590
Noninterest income:
Insurance and other financial services revenue	6,114	5,862	18,685	18,072
Service charges on deposit accounts	4,354	4,349	12,459	12,706
ATM and debit card fees	5,063	4,780	14,580	13,707
Retirement plan administration fees	4,129	3,249	11,937	10,011
Trust fees	4,535	4,611	13,848	14,257
Bank owned life insurance income	1,336	931	3,898	3,418
Net securities gains	-	3	30	43
Gain on the sale of Springstone investment	-	4,179	-	4,179
Other	4,113	3,297	12,188	9,617
Total noninterest income	29,644	31,261	87,625	86,010
Noninterest expense:
Salaries and employee benefits	32,783	30,227	98,155	91,240
Occupancy	5,035	5,326	15,780	16,804
Data processing and communications	4,183	4,207	12,354	12,598
Professional fees and outside services	3,343	3,137	9,905	10,029
Equipment	3,656	3,352	10,663	9,917
Office supplies and postage	1,438	1,576	4,661	4,822
FDIC insurance	1,287	1,355	3,838	3,833
Advertising	634	421	1,733	1,874
Amortization of intangible assets	952	1,165	2,976	3,636
Loan collection and other real estate owned	985	699	2,535	1,593
Other operating	5,318	8,426	15,683	19,211
Total noninterest expense	59,614	59,891	178,283	175,557
Income before income taxes	30,304	30,649	89,092	87,043
Income taxes	10,303	10,798	30,291	29,745
Net income	$20,001	$19,851	$58,801	$57,298
Earnings Per Share:
Basic	$0.46	$0.45	$1.36	$1.30
Diluted	$0.46	$0.45	$1.35	$1.29

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	2016			2015
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income:
Loans	$63,414	$62,449	$61,230	$60,781	$61,656
Securities available for sale	6,013	5,976	5,987	5,204	5,125
Securities held to maturity	2,544	2,496	2,288	2,317	2,318
Other	538	454	449	469	401
Total interest, fee and dividend income	72,509	71,375	69,954	68,771	69,500
Interest expense:
Deposits	3,607	3,605	3,597	3,613	3,554
Short-term borrowings	761	579	328	222	296
Long-term debt	819	773	833	848	845
Junior subordinated debt	660	641	619	576	560
Total interest expense	5,847	5,598	5,377	5,259	5,255
Net interest income	66,662	65,777	64,577	63,512	64,245
Provision for loan losses	6,388	4,780	6,098	5,779	4,966
Net interest income after provision for loan losses	60,274	60,997	58,479	57,733	59,279
Noninterest income:
Insurance and other financial services revenue	6,114	5,625	6,946	6,139	5,862
Service charges on deposit accounts	4,354	4,166	3,939	4,350	4,349
ATM and debit card fees	5,063	4,934	4,583	4,541	4,780
Retirement plan administration fees	4,129	4,054	3,754	4,135	3,249
Trust fees	4,535	4,937	4,376	4,769	4,611
Bank owned life insurance income	1,336	1,271	1,291	916	931
Net securities gains	-	1	29	3,044	3
Gain on the sale of Springstone investment	-	-	-	-	4,179
Other	4,113	4,626	3,449	4,577	3,297
Total noninterest income	29,644	29,614	28,367	32,471	31,261
Noninterest expense:
Salaries and employee benefits	32,783	32,931	32,441	33,078	30,227
Occupancy	5,035	5,254	5,491	5,291	5,326
Data processing and communications	4,183	4,121	4,050	3,990	4,207
Professional fees and outside services	3,343	3,331	3,231	3,378	3,137
Equipment	3,656	3,547	3,460	3,491	3,352
Office supplies and postage	1,438	1,676	1,547	1,545	1,576
FDIC insurance	1,287	1,293	1,258	1,312	1,355
Advertising	634	595	504	780	421
Amortization of intangible assets	952	928	1,096	1,228	1,165
Loan collection and other real estate owned	985	845	705	1,027	699
Other operating	5,318	5,924	4,441	5,499	8,426
Total noninterest expense	59,614	60,445	58,224	60,619	59,891
Income before income taxes	30,304	30,166	28,622	29,585	30,649
Income taxes	10,303	10,257	9,731	10,458	10,798
Net income	$20,001	$19,909	$18,891	$19,127	$19,851
Earnings per share:
Basic	$0.46	$0.46	$0.44	$0.44	$0.45
Diluted	$0.46	$0.46	$0.43	$0.43	$0.45

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2016		Q2 - 2016		Q1 - 2016		Q4 - 2015		Q3 - 2015
ASSETS:
Short-term interest bearing accounts	$21,279	0.54%	$16,063	0.53%	$13,639	0.63%	$13,494	0.34%	$8,100	0.32%
Securities available for sale (1)(2)	1,257,335	1.93%	1,227,367	1.99%	1,188,437	2.06%	1,070,643	1.97%	1,079,206	1.92%
Securities held to maturity (1)	494,400	2.54%	498,493	2.49%	465,916	2.48%	470,027	2.43%	460,252	2.44%
Investment in FRB and FHLB Banks	43,552	4.65%	38,939	4.47%	33,470	5.14%	32,263	5.63%	37,358	4.19%
Loans (3)	6,092,371	4.15%	6,007,677	4.19%	5,884,073	4.20%	5,872,011	4.12%	5,824,311	4.21%
Total interest earning assets	$7,908,937	3.69%	$7,788,539	3.73%	$7,585,535	3.75%	$7,458,438	3.70%	$7,409,227	3.77%
Other assets	754,813		747,074		699,194		693,981		690,768
Total assets	$8,663,750		$8,535,613		$8,284,729		$8,152,419		$8,099,995

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,636,815	0.22%	$1,709,644	0.22%	$1,653,930	0.22%	$1,626,644	0.22%	$1,557,651	0.22%
NOW deposit accounts	1,053,590	0.05%	1,073,881	0.05%	1,051,959	0.05%	1,039,563	0.05%	963,744	0.05%
Savings deposits	1,146,013	0.06%	1,143,654	0.06%	1,105,480	0.06%	1,079,757	0.06%	1,085,680	0.06%
Time deposits	902,185	1.07%	906,250	1.06%	921,754	1.04%	918,875	1.05%	939,542	1.01%
Total interest bearing deposits	$4,738,603	0.30%	$4,833,429	0.30%	$4,733,123	0.31%	$4,664,839	0.31%	$4,546,617	0.31%
Short-term borrowings	611,339	0.50%	484,590	0.48%	369,443	0.36%	332,742	0.26%	456,663	0.26%
Long-term debt	110,703	2.94%	124,851	2.55%	130,420	2.57%	130,522	2.58%	130,680	2.56%
Junior subordinated debt	101,196	2.59%	101,196	2.49%	101,196	2.46%	101,196	2.26%	101,196	2.20%
Total interest bearing liabilities	$5,561,841	0.42%	$5,544,066	0.41%	$5,334,182	0.41%	$5,229,299	0.40%	$5,235,156	0.40%
Demand deposits	2,079,266		1,994,601		1,970,315		1,944,820		1,894,555
Other liabilities	118,198		106,893		99,921		93,557		91,979
Stockholders' equity	904,445		890,053		880,311		884,743		878,305
Total liabilities and stockholders' equity	$8,663,750		$8,535,613		$8,284,729		$8,152,419		$8,099,995

Interest rate spread		3.27%		3.32%		3.34%		3.30%		3.37%
Net interest margin		3.40%		3.44%		3.47%		3.42%		3.48%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding
Note:  Interest income for tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-TO-DATE BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Nine Months ended September 30,	2016			2015
ASSETS:
Short-term interest bearing accounts	$17,009	$72	0.57%	$9,033	$22	0.33%
Securities available for sale (1)(2)	1,224,500	18,286	1.99%	1,055,456	15,579	1.97%
Securities held to maturity (1)	486,299	9,111	2.50%	456,072	8,415	2.47%
Investment in FRB and FHLB Banks	38,672	1,369	4.73%	33,308	1,254	5.03%
Loans (3)	5,995,063	187,629	4.18%	5,700,673	181,619	4.26%
Total interest earning assets	$7,761,543	$216,467	3.73%	7,254,542	$206,889	3.81%
Other assets	733,771			690,774
Total assets	$8,495,314			$7,945,316

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,666,687	$2,720	0.22%	$1,567,060	$2,462	0.21%
NOW deposit accounts	1,059,787	400	0.05%	970,139	375	0.05%
Savings deposits	1,131,768	491	0.06%	1,069,056	492	0.06%
Time deposits	910,034	7,198	1.06%	974,110	7,315	1.00%
Total interest bearing deposits	$4,768,276	$10,809	0.30%	$4,580,365	$10,644	0.31%
Short-term borrowings	488,906	1,668	0.46%	342,293	561	0.22%
Long-term debt	121,950	2,425	2.66%	130,767	2,507	2.56%
Junior subordinated debt	101,196	1,920	2.53%	101,196	1,645	2.17%
Total interest bearing liabilities	$5,480,328	$16,822	0.41%	$5,154,621	$15,357	0.40%
Demand deposits	2,014,963			1,827,441
Other liabilities	108,373			87,380
Stockholders' equity	891,650			875,874
Total liabilities and stockholders' equity	$8,495,314			$7,945,316
Net interest income (FTE)		199,645			191,532
Interest rate spread			3.32%			3.41%
Net interest margin			3.44%			3.53%
Taxable equivalent adjustment		2,629			2,436
Net interest income		$197,016			$189,096

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding
Note:  Interest income for tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES

(unaudited, dollars in thousands)

	2016			2015
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Residential real estate mortgages	$1,240,337	$1,219,388	$1,211,821	$1,196,780	$1,177,195
Commercial	1,252,644	1,176,008	1,168,191	1,159,089	1,167,007
Commercial real estate	1,528,498	1,497,683	1,448,920	1,430,618	1,435,378
Consumer	1,625,294	1,629,836	1,620,669	1,568,204	1,549,844
Home equity	513,412	516,478	518,208	528,442	541,564
Total loans	$6,160,185	$6,039,393	$5,967,809	$5,883,133	$5,870,988